Securities And Exchange Commission
                             Washington, D.C. 20549
                                _________________

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


                                 BERT Logic Inc.
             (Exact name of registrant as specified in its charter)

          Washington                  333-46526               91-2034750
(State or other jurisdiction of    (Commission file        (I.R.S. Employer
incorporation or  organization)        number)            Identification No.)

                             UNIT 130 2188 NO. 5 RD
                   RICHMOND, BRITISH COLUMBIA V6X 2T1, CANADA
                                 (604) 276 8324
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


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                                Table Of Contents



Item  4.  Changes  In  Registrant's  Certifying  Accountant. . . . . . . . . . 1

Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Exhibit 16.1 Agreement of former accountant with respect to statements made  in this form 8K as required by Item 304 of regulation S-K of the
Securities  and Exchange  Act. . . . . . . . . . . . . . . . . . . . . . . . . 3




                  [This Space Has Been Intentionally Left Blank


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Item  4.  Changes In Registrant's Certifying Accountant

On October 17, 2001 BERT Logic Inc. dismissed its independent auditors from James Stafford Chartered Accountants who served as its independent auditor since its inception and engaged Manning Elliott Chartered Accountants. BERT Logic Inc. made the change because James Stafford Chartered Accountants was prepared to conduct its audit of BERT Logic Inc.'s March 31, 2001 financial statements in accordance with US Generally Accepted Auditing Standards but was only prepared to render its opinion on the financial statements prepared in accordance with Canadian Generally Accepted Accounting Principles. BERT Logic Inc. felt that since Manning Elliott Chartered Accountant's partner conducting the audit was also a Certified Public Accountant, that they had the necessary qualifications to conduct an audit in accordance with United States Generally Accepted Auditing Standards and to render an opinion on financial statements prepared in accordance with United States Generally Accepted Accounting Principles. BERT Logic Inc. thus engaged Manning Elliott Chartered Accountants to conduct the audit of its July 31, 2001 financial statements. James Stafford Chartered Accountants issued an unqualified opinion on BERT Logic Inc.'s first fiscal year ended July 31, 2000 financial statements. The decision to change accountants was recommended and approved by BERT Logic Inc.'s board of directors. BERT Logic Inc. and James Stafford Chartered Accountants have never had a disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. BERT Logic Inc. has not had any dispute with Manning Elliott Chartered Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

BERT Logic Inc.'s new auditor and certifying accountant was engaged on October 17, 2001 and is:

Manning Elliott Chartered Accountants
11th floor, 1050 West Pender
Vancouver,  BC  V6E  3S7
Canada

Signatures

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     BERT  Logic  Inc.

                     Date:  10/17/01

                     /s/  Lance  Rudelsheim
                     -----------------------
                     Lance Rudelsheim, President & Director


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